Exhibit 99.(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information in Post-Effective Amendment No. 86 to the Registration Statement (Form N-1A, Registration No. 033-79858) of FPA Funds Trust, and to the incorporation by reference of our report dated February 22, 2019 included in the Annual Report to Shareholders for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Los Angeles, California

April 25, 2019

A member firm of Ernst & Young Global Limited